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                                                                    EXHIBIT 99.2



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BankAtlantic Bancorp, Inc. (the "COMPANY") on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "REPORT"), I, James
A. White, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By /s/ JAMES A. WHITE
   --------------------------------
Name:  James A. White
Title: Chief Financial Officer
Date:  March 31, 2003



The foregoing certificate is provided solely for purposes of complying with
Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company's future filings, including this Annual Report on Form 10-K, in whole or in part, this Certificate shall not be incorporated by reference into any such filings. A signed original of this written statement required by Section 906 has been provided to BankAtlantic Bancorp, Inc. and will be retained by BankAtlantic Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.